Exhibit 10.7

UROGEN PHARMA LTD.

(the “Company”)

2017 ISRAELI EQUITY INCENTIVE SUB PLAN TO THE

2017 EQUITY INCENTIVE PLAN

I. GENERAL

This 2017 Israeli Equity Incentive Sub Plan (the “Sub-Plan”) is a sub plan to the 2017 Equity Incentive Plan (the “Plan”) of the Company and set forth are the terms for the grant of awards to Israeli Employees or Israeli Non-Employees (as defined below) whose income is taxable in Israel.

II. DEFINITIONS

1. Any capitalized term not specifically defined in this Sub-Plan shall have the meaning assigned to it in the Plan.

2. As used in this Sub-Plan, the following definitions shall apply:

(a) “Affiliate” shall mean an “employing company” within the meaning of Section 102(a) of the Ordinance.

(b) “Award Agreement” means a written agreement between the Company and a holder of an award evidencing the terms and conditions of an individual award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan and this Sub-Plan.

(c) “Capital Gain Option” means a Trustee 102 Option intended to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

(d) “Capital Gain Share” means a Trustee 102 Share intended to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

(e) “Capital Gain Award” means Options granted under this Sub-Plan as Capital Gain Option and/or Shares granted under this Sub-Plan as Capital Gain Shares.

(f) “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance as amended from time to time.

(g) “Israeli Employee” means any employee of the Company or its Affiliate, and any individual who is serving as a Nose Misra - Office Holder (as such term is defined in the Israeli Companies’ Law, 5759-1999, including directors) of the Company or its Affiliate, but excluding any Controlling Shareholder.

(h) “Israeli Non-Employee” means any individual or an entity providing services to the Company or its Affiliate who is not an Israeli Employee.

(i) “ITA” means the Israeli Tax Authority.

(j) “Non-Trustee 102 Option” means an Option granted to an Israeli Employee pursuant to Section 102(c) of the Ordinance, which is not held in trust by a Trustee.

(k) “Non-Trustee 102 Share” means Shares granted to an Israeli Employee pursuant to Section 102(c) of the Ordinance, which is not held in trust by a Trustee.

(l) ”Non-Trustee 102 Award” means Options granted under this Sub-Plan as Non Trustee 102 Options and Shares granted under this Sub-Plan as Non Trustee 102 Shares.

(m) “3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance.

(n) “Option” means an option and/or a Stock Award granted pursuant to Section 3(i) and/or Section 102 of the Ordinance.

(o) “Ordinance” means the Income Tax Ordinance [New Version], 5721, 1961 as now in effect or as hereafter amended.

(p) “Ordinary Income Option” means a Trustee 102 Option intended to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

(q) “Ordinary Income Share” means a Trustee 102 Share intended to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

(r) “Ordinary Income Award” means Options granted under this Sub-Plan as Ordinary Income Option and Shares granted under this Sub-Plan as Ordinary Income Shares.

(s) “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(t) “Stock Award” means a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award, as such terms are defined under the Plan.

(u) “Trustee” means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance and the regulations thereof.

(v) “Trustee 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Israeli Employee.

(w) “Trustee 102 Share” means Shares granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Israeli Employee.

(x) “Trustee 102 Award” means Options granted under this Sub-Plan as Trustee 102 Option and/or Shares granted under this Sub-Plan as Trustee 102 Shares.

III. OPTION GRANTS AND SHARE GRANTS

1. Eligibility. The persons eligible to receive awards under this Sub-Plan are Israeli Employees and/or Israeli Non-Employees.

2. Types of Options. The Board shall have the authority to grant an Option under this Sub-Plan classified as (i) a Trustee 102 Option, (ii) a Non-Trustee 102 Option or (iii) a 3(i) Option; provided, however, that a Trustee 102 Option and a Non-Trustee 102 Option may only be granted to an Israeli Employee, and a 3(i) Option shall be granted only to an Israeli Non-Employee.

3. Types of Shares. The Board shall have the authority to grant Shares under this Sub-Plan classified as (i) a Trustee 102 Share, or (ii) a Non-Trustee 102 Share; provided, however, that a Trustee 102 Share and a Non-Trustee 102 Share shall only be granted to an Israeli Employee.

4. Trustee 102 Award.

(a) The grant of Trustee 102 Awards under this Sub-Plan shall be conditioned upon the filing of this Sub-Plan and the Trustee by the ITA, and the filing of the Company’s Election (as defined below) with the ITA at least thirty (30) days before the first date of grant of Awards under this Sub-Plan. The grant of 102 Trustee Award shall be in accordance with the terms and conditions of Section 102.

(b) The Company may grant at any single time only one type of Trustee 102 Award, either Capital Gain Award or Ordinary Income Award (the “Election”). The Company shall file its Election with the ITA. The Election shall apply to any Israeli Employee who has been granted a Trustee 102 Award. The first Election shall become effective as of the date of grant of the first Trustee 102 Award granted under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted a Trustee 102 Award. The Company may not be entitled to change its election at least until the lapse of a year from the end of the year in which the first Trustee 102 Award was granted pursuant to the prior Election.

(c) Such Election shall not prevent the Company from granting Non-Trustee 102 Award to Israeli Employees or 3(i) Options to Israeli Non-Employees simultaneously.

(d) All Trustee 102 Awards will be held in trust by a Trustee, as described in Section IV below.

5. Non-Trustee 102 Award. The granting of a Non-Trustee 102 Award to an Israeli Employee shall be made in accordance with the provisions of Section 102(c) of the Ordinance. With respect to Non-Trustee 102 Awards or other awards which are deemed as Non-Trustee 102 Awards, in the event of termination of Israeli Employee’s engagement with the Company or any of its Affiliates, then the Israeli Employee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax and/or social security and Health Tax charges due at the time of sale of Non-Trustee 102 Award, all in accordance with the provisions of Section 102.

6. 3(i) Option. The Company may grant 3(i) Options to any person who is an Israeli Non-Employee.

IV. TRUSTEE

1. Appointment of Trustee. A Trustee shall be appointed by the Board to administer each Trustee 102 Award in accordance with the provisions of Section 102 and pursuant to a written agreement to be entered into between the Trustee and the Company (the “Trust Agreement”).

2. Grants of Trustee 102 Award. All Trustee 102 Awards granted under this Sub-Plan as well as Shares allocated or issued upon exercise of such Trustee 102 Award and/or bonus Shares and/or any rights granted with respect to such Trustee 102 Award, shall be registered and held by the Trustee for the benefit of the Israeli Employee for the requisite period of time as required by Section 102 or any regulations, rules, orders or procedures promulgated thereunder (the “Holding Period”). The Trustee shall be exempt from any liability in respect of any action or decision duly taken in its capacity as a Trustee, provided, however, that the Trustee acted at all times in good faith.

3. Grant of 3(i) Option. The Board may choose to deposit a 3(i) Option with the Trustee. In such event, the Trustee shall hold such 3(i) Option in trust, until exercised by the Optionholder, pursuant to the Company’s instructions from time to time.

4. Release of Awards. The Trustee shall not release any Trustee 102 Award granted under this Sub-Plan as well as Shares allocated or issued upon exercise of such Trustee 102 Award and/or bonus Shares and/or any rights granted with respect to such Trustee 102 Award, until all required payments have been fully made: (i) the receipt by the Trustee of an acknowledgment from the ITA that the Israeli Employee has paid any applicable tax due pursuant to the Ordinance, or (ii) the Company has made other arrangements for the deduction of tax at source acceptable to the Trustee.

V. THE HOLDING PERIOD REQUIREMENT

1. Holding Period Requirements.

(a) Trustee 102 Awards may not be sold, transferred, assigned, pledged, given as collateral, or mortgaged (other than through a transfer by will or by operation of law), nor may they be subject of an attachment, seizure power of attorney or transfer deed (other than a power of attorney for the purpose of participation in Shareholders meetings or voting such Shares) unless Section 102 and/or the regulations, rules, orders or procedures promulgated thereunder and the Plan allow otherwise.

(b) With respect to any awards granted as a Trustee 102 Award, and subject to the provisions of Section 102, an Israeli Employee shall not be entitled to sell or release from trust any Trustee 102 Award, Share received upon the exercise of any such Trustee 102 Option and/or bonus Shares granted with respect to such Trustee 102 Award, until the lapse of the Holding Period and in accordance with Section 102. Notwithstanding the above, if any such sale or release occurs during the Holding Period it will result in adverse tax consequences to the Israeli Employee under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Israeli Employee.

2. Trustee 102 Award Requirements. In the event that the requirements of Section 102 with respect to a Trustee 102 Award are not met, then it shall be treated in accordance with the provisions of Section 102 and any regulations promulgated thereunder.

3. Award Agreement. Upon receipt of a Trustee 102 Award, an Israeli Employee shall sign an Award Agreement under which the Israeli Employee shall, among others, (i) agree to be subject to the trust agreement between the Company and the Trustee; (ii) declare that he/she understands the provisions of Section 102 and the applicable tax track applies to the Trustee 102 Award and approve the applicable tax arrangement; and (iii) confirm that he/she shall neither sell nor transfer the Trustee 102 Award from the Trustee until the lapse of the Holding Period.

VI. DIVIDENDS

Any dividends payable with respect to Shares acquired upon exercise of an Option or Shares issued under the Sub-Plan and the Plan shall also be subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

VII. TAX CONSEQUENCES

1. Israeli Employee.

(a) Any tax consequences arising from the grant of an award or exercise of any Option, or from the sale or release or transfer of such Option or Shares (including, without limitation, the Israeli Employee’s social security taxes and health insurance, if applicable) or from any other event or act (of the Company and/or its Affiliate, the Trustee or the Israeli Employee), shall be borne solely by the Israeli Employee. Notwithstanding the foregoing, the Company and/or its Affiliate and/or the Trustee shall withhold taxes according to the requirements under the laws, rules, and regulations, including withholding taxes at source under Section 102.

(b) Furthermore, the Israeli Employee shall indemnify the Company and/or Affiliate that employs the Israeli Employee and/or the Company’s Shareholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Employee.

(c) The Company shall not be obligated to honor the exercise of any Option by or on behalf of an Israeli Employee until all tax consequences (if any) arising from the exercise of such Options or sale of Shares are resolved to the full satisfaction of the Company. Without derogating from the above, the Company and/or the Trustee when applicable shall not be required to release any Share certificate to an Israeli Employee until all required payments (including tax payments) have been fully made in accordance with Section 102.

(d) If at the date of grant the Company’s Shares are listed on any established stock exchange or a national market system or if the Company’s Shares will be registered for trading within ninety (90) days following the date of grant, the taxable income shall be calculated in accordance with Section 102(b)(3).

2. Israeli Non-Employee. Any tax consequences arising from the grant or exercise of any Option or grant of Shares, or from the sale or transfer of such awards or from any other event or act (of the Company and/or its Affiliate or the Israeli Non-Employee), shall be borne solely by the Israeli Non-Employee.

VIII. COORDINATION WITH THE PLAN

1. Section 102 and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended shall apply to grant of awards under the provisions of the Sub-Plan to an Israeli Employee.

2. Section 3(i) of the Ordinance shall apply to grant of awards under the provisions of the Sub-Plan to an Israeli Non-Employee.

3. The Plan is hereby incorporated by reference and shall be deemed as integral part of this Sub-Plan. Without derogating from the provisions of Section 102 and/or Section 3(i) of the Ordinance, all the terms and conditions of the Plan shall apply to grant of awards to Israeli Employee or Israeli Non-Employee. In the event of conflict between the Sub-Plan and the Plan the Sub-Plan would take precedence as for the provisions with respect to Section 102 of the Ordinance.

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